Exhibit 99.1

1100 Cassatt Road
Berwyn, PA 19312
Phone: 610•651•5900
Fax: 610•993•2683

For Immediate Release
October 28, 2004

TRITON PCS REPORTS THIRD-QUARTER 2004 RESULTS
Company Posts Adjusted EBITDA of $64.5 Million,
Expects to Complete Territory Exchange With Cingular and AT&T Wireless in the 4th Quarter

BERWYN, Pa., October 28, 2004 – Triton PCS Holdings, Inc. (NYSE: TPC) today reported third-quarter Adjusted EBITDA of $64.5 million and net cash provided by operating activities of $58.7 million. Roaming revenue rebounded from the second quarter to $44.0 million as GSM/GPRS roaming traffic grew to more than 50% of total roaming minutes, aided by volume from new roaming partner T-Mobile in the Carolinas. The company ended the third quarter with 899,862 subscribers.

In September 2004, the company entered into a definitive agreement with Cingular and AT&T Wireless to exchange the company’s Virginia network assets and customers for AT&T Wireless’s network assets and customers in certain markets in North Carolina and Puerto Rico. The exchange of these assets is subject to customary regulatory and other third party approvals, and Triton currently expects to complete the exchange of these network assets later this year. Through separate agreements entered into with Cingular and AT&T Wireless in July 2004, Triton PCS’s affiliate relationship with AT&T Wireless ended with the closing earlier this week of the Cingular and AT&T Wireless merger. In connection with ending that relationship, AT&T Wireless surrendered to Triton PCS all of the shares of Triton PCS Holdings preferred stock previously held by AT&T Wireless.

“With the signing of our definitive agreement in September, we are moving steadily in our planning for closing the transaction with Cingular and AT&T Wireless, which we expect will take place in the fourth quarter of this year,” said Michael E. Kalogris, Triton PCS chairman and chief executive officer. “Meanwhile, such a fundamental change for Triton PCS has unavoidably caused some confusion in the marketplace, which we believe had a near-term negative impact on our subscriber results.”

Kalogris said, “We expect our transition will begin in the first quarter of 2005 as we launch the ‘new’ SunCom Wireless brand, aimed at capitalizing on the improved growth prospects we will enjoy as a fully independent company with a greater presence in top 50 markets and significantly reduced dependence on roaming revenue with a contiguous footprint in the Carolinas.”

In a separate announcement today, Triton PCS reported that it has finalized the terms of a proposed stock purchase agreement to acquire Urban Comm – North Carolina Inc., subject to FCC and U.S. Bankruptcy Court approval. This purchase would solidify the company’s spectrum position in its Southeast footprint.

Financial Highlights (Refer to Schedule 1 for Reconciliation of Non-GAAP Financial Measures)

•	Adjusted EBITDA in the third quarter was $64.5 million, compared with $65.8 million in the third quarter of 2003. Net cash from operating activities was $58.7 million in the third quarter compared with $56.8 million in the third quarter of 2003. The company’s Adjusted EBITDA margin was 33.2% in the recent quarter compared with 33.0% a year earlier.

•	Third-quarter total revenue was $212.2 million, compared with $213.7 million a year earlier. Service revenue declined 3.3% to $150.3 million from the second quarter of 2004 due primarily to the reduced number of

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subscribers in the recent quarter, while roaming revenue was $44.0 million. Total roaming minutes were 313.7 million, an increase of 5.6% from the year-earlier period, which reflects increased roaming minutes from AT&T Wireless and the addition of T-Mobile as a roaming partner.

•	Average revenue per user (ARPU) was $55.32 in the third quarter, compared with $57.29 in the third quarter of 2003.

•	Subscribers at the end of the third quarter were 899,862, compared with 919,073 in the second quarter of 2004. Churn was 3.1% in the third quarter, compared with 2.6% in the second quarter of 2004 as the company experienced increased voluntary churn largely stemming from the anticipated transition with Cingular and AT&T Wireless.

•	Cash costs per user (CCPU) declined to $37.84 in the third quarter from $38.71 a year earlier. Cost per gross addition (CPGA) was $415 in the quarter versus $451 in the third quarter of 2003.

•	Capital expenditures in the quarter were $16.1 million, compared with $18.6 million in the third quarter of 2003.

•	The company ended the quarter with $207.1 million of available liquidity.

Triton PCS is a wireless phone service provider based in Berwyn, Pennsylvania. After giving effect to a pending exchange of territories with Cingular Wireless and AT&T Wireless Services, Triton PCS will be licensed to provide digital wireless communications services in an area covering 14.3 million people in the Southeastern United States and 4.0 million people in Puerto Rico and the U.S. Virgin Islands.

For more information on Triton PCS and its products and services, visit the company’s websites at: www.tritonpcs.com and www.suncom.com.

Statements in this press release regarding Triton PCS’s business that are not historical facts may be “forward-looking statements”. Forward-looking statements are inherently subject to risks, uncertainties and assumptions. Important factors that could cause actual results to differ materially from any such forward-looking statements are identified in the reports and documents Triton PCS files from time to time with the U.S. Securities and Exchange Commission.

Contact:
Steve Somers, CFA
Director of Investor Relations
610-722-4449
ssomers@tritonpcs.com

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TRITON PCS HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(Dollars in thousands, except share data)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2003	2004	2003	2004
Revenues:
Service	$149,825	$150,272	$429,171	$453,394
Roaming	49,728	43,971	141,822	116,127
Equipment	14,115	18,000	37,606	53,171

Total revenue	213,668	212,243	608,599	622,692
Expenses:
Cost of service (excluding the below amortization, excluding depreciation of $36,647 and $40,455 for the three months ended September 30, 2003, and 2004, respectively, and $98,616 and $113,876 for the nine months ended September 30, 2003 and 2004, respectively, and excluding non-cash compensation of $856 and $322 for the three months ended September 30, 2003 and 2004, respectively and $2,607 and $1,948 for the nine months ended September 30, 2003 and 2004, respectively)	63,712	63,090	183,145	186,032
Cost of equipment	25,783	29,863	72,681	94,206
Selling, general and administrative (excluding depreciation of $4,169 and $2,999 for the three months ended September 30, 2003 and 2004, respectively, and $12,498 and $10,602 for the nine months ended September 30, 2003 and 2004, respectively, and excluding non-cash compensation of $5,273 and $4,602 for the three months ended September 30, 2003 and 2004, respectively, and $21,028 and $14,470 for the nine months ended September 30, 2003 and 2004, respectively)	58,048	54,834	173,994	177,998
Termination benefits and other related charges	321	—	2,671	—
Non-cash compensation	6,129	4,924	23,635	16,418
Depreciation and asset disposal	40,816	43,454	111,114	124,478
Amortization	1,161	3,489	3,231	7,091

Income from operations	17,698	12,589	38,128	16,469
Interest expense	(34,088)	(31,619)	(109,013)	(93,877)
Other expense	—	(52)	(2,898)	(52)
Debt extinguishment costs	(7,038)	—	(41,118)	—
Interest and other income	500	348	1,792	919

Loss before taxes	(22,928)	(18,734)	(113,109)	(76,541)
Income tax provision	(3,736)	(3,478)	(9,754)	(10,335)

Net loss	(26,664)	(22,212)	(122,863)	(86,876)
Accretion of preferred stock	(3,365)	(3,717)	(9,848)	(10,881)

Net loss applicable to common stockholders	($30,029)	($25,929)	($132,711)	($97,757)

Other comprehensive income, net of tax:
Unrealized gain on derivative instruments	—	—	1,429	—
Plus: reclassification adjustment for losses included in net loss	—	—	4,030	—

Comprehensive loss applicable to common stockholders	($30,029)	($25,929)	($127,252)	($97,757)

Net loss applicable to common stockholders per common share (Basic and Diluted)	($0.46)	($0.38)	($2.00)	($1.45)

Weighted average common shares outstanding (Basic and Diluted)	66,635,204	67,627,768	66,444,311	67,220,278

TRITON PCS HOLDINGS, INC.
CONSOLIDATED BALANCE SHEETS
(Dollars in thousands)
(Unaudited)

	December 31,	September 30,
	2003	2004
ASSETS:
Current assets:
Cash and cash equivalents	$105,966	$107,118
Accounts receivable, net of allowance for doubtful accounts of $3,839 and $4,026, respectively	62,939	60,046
Accounts receivable – roaming partners	19,378	25,201
Inventory, net	24,344	18,610
Prepaid expenses	10,980	12,843
Other current assets	6,552	6,536

Total current assets	$230,159	$230,354
Long term assets:
Property and equipment, net	788,870	720,368
Intangible assets, net	488,883	484,216
Other long-term assets	11,379	8,456

Total assets	$1,519,291	$1,443,394
LIABILITIES AND STOCKHOLDERS’ DEFICIT:
Current liabilities:
Accounts payable	$67,462	$56,308
Accrued liabilities	73,641	71,362
Current portion of capital lease obligations	1,444	1,003
Other current liabilities	35,709	35,890
Preferred stock dividends payable	—	3,508

Total current liabilities	178,256	168,071
Long-term debt:
Capital lease obligations	909	188
Senior notes	710,205	709,083

Senior long-term debt	711,114	709,271
Subordinated notes	732,674	733,931

Total long-term debt	1,443,788	1,443,202
Deferred income taxes	45,956	55,035
Deferred revenue	2,663	1,234
Fair value of derivative instruments	846	2,713
Deferred gain on sale of property and equipment	25,882	24,990
Other long-term liabilities	1,850	2,065

Total liabilities	1,699,241	1,697,310
Commitments and contingencies	—	—
Series A Redeemable Convertible Preferred Stock, $0.01 par value, 1,000,000 shares authorized; 786,253 shares issued and outstanding as of December 31, 2003 and September 30, 2004, including accreted dividends	140,301	147,674
Stockholders’ deficit:
Series B Preferred Stock, $0.01 par value, 50,000,000 shares authorized; no shares issued or outstanding as of December 31, 2003 and September 30, 2004	—	—
Series C Convertible Preferred Stock, $0.01 par value, 3,000,000 shares authorized; no shares issued or outstanding as of December 31, 2003 and September 30, 2004	—	—
Series D Convertible Preferred Stock, $0.01 par value, 16,000,000 shares authorized; 543,683 shares issued and outstanding as of December 31, 2003 and September 30, 2004	5	5
Class A Common Stock, $0.01 par value, 520,000,000 shares authorized; 61,315,511 shares issued and 60,865,217 shares outstanding as of December 31, 2003 and 62,907,433 shares issued and 62,305,293 shares outstanding as of September 30, 2004	609	623
Class B Non-voting Common Stock, $0.01 par value, 60,000,000 shares authorized; 7,926,099 shares issued and outstanding as of December 31, 2003 and September 30, 2004	79	79
Additional paid-in capital	591,376	584,127
Accumulated deficit	(876,165)	(963,041)
Common stock held in trust	—	(94)
Deferred compensation	(34,780)	(21,914)
Class A common stock held in treasury, at cost (450,294 and 602,140 shares, respectively)	(1,375)	(1,375)

Total stockholders’ deficit	(320,251)	(401,590)

Total liabilities and stockholders’ deficit	$1,519,291	$1,443,394

TRITON PCS HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Dollars in thousands)
(Unaudited)

	Nine Months Ended September 30,
	2003	2004
Cash flows from operating activities:
Net loss	($122,863)	($86,876)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation, asset disposal and amortization	114,345	131,569
Deferred income taxes	8,469	9,079
Accretion of interest	20,872	2,542
Loss on equity investment	875	—
Bad debt expense	6,466	5,357
Non-cash compensation	23,635	16,418
Loss on derivative instruments	2,023	—
Loss on debt extinguishment	41,118	—
Change in operating assets and liabilities:
Accounts receivable	(2,096)	(8,287)
Inventory	9,460	5,734
Prepaid expenses and other current assets	(4,020)	(1,795)
Intangible and other assets	(2,329)	3,078
Accounts payable	9,079	(12,567)
Accrued payroll and liabilities	493	(5,630)
Deferred revenue	2,438	(436)
Accrued interest	16,446	15,867
Other liabilities	3,555	(1,662)

Net cash provided by operating activities	127,966	72,391
Cash flows from investing activities:
Capital expenditures	(64,308)	(56,254)
Investment in and advances to non-consolidated entity	(875)	—
Repayments from non-consolidated entity	58	—
Proceeds from sale of property and equipment	732	558
Acquisition of FCC licenses	(28,412)	—
Other	—	(1,746)

Net cash used in investing activities	(92,805)	(57,442)
Cash flows from financing activities:
Proceeds from issuance of senior debt, net of discount	710,500	—
Payment under credit facility	(207,961)	—
Payments of subordinated debt	(511,989)	—
Payment of debt extinguishment costs	(31,289)	—
Change in bank overdraft	(14,801)	(12,516)
Contributions under employee stock purchase plan	57	—
Payment of deferred financing costs	(2,712)	(67)
Extinguishment of interest rate swaps	(20,383)	(52)
Principal payments under capital lease obligations	(1,513)	(1,162)

Net cash (used in) provided by financing activities	(80,091)	(13,797)

Net (decrease) increase in cash and cash equivalents	(44,930)	1,152
Cash and cash equivalents, beginning of period	212,450	105,966

Cash and cash equivalents, end of period	$167,520	$107,118

SCHEDULE 1
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

We utilize certain financial measures that are not calculated in accordance with accounting principles generally accepted in the United States, or GAAP, to assess our financial performance. A non-GAAP financial measure is defined as a numerical measure of a company’s financial performance that (i) excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the comparable measure calculated and presented in accordance with GAAP in the statement of income or statement of cash flows; or (ii) includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the comparable measure so calculated and presented. Our method of computation may or may not be comparable to other similarly titled measures of other companies. The following tables reconcile our non-GAAP financial measures with our financial statements presented in accordance with GAAP.

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
Adjusted EBITDA	2003	2004	2003	2004
		(Dollars in thousands)
Net cash provided by operating activities	$56,751	$58,669	$127,966	$72,391
Change in operating assets and liabilities	(21,336)	(23,544)	(33,026)	5,698
Interest expense	34,088	31,619	109,013	93,877
Accretion of interest	(1,356)	(875)	(20,872)	(2,542)
Interest and other income	(500)	(348)	(1,792)	(919)
Bad debt expense	(2,193)	(1,542)	(6,466)	(5,357)
Other expense	—	52	—	52
Income tax expense	350	425	1,285	1,256

Adjusted EBITDA	$65,804	$64,456	$176,108	$164,456

The table above reconciles Adjusted EBITDA with what management believes is the most directly comparable GAAP measure of liquidity, cash provided by operating activities. Adjusted EBITDA can also be calculated as net loss plus net interest expense, income taxes, depreciation and asset disposal and amortization adjusted for other expense (which was not indicative of our on-going cash flows from operations), non-cash compensation and debt extinguishment costs (which was not indicative of our on-going cash flows from operations). We believe Adjusted EBITDA provides a meaningful measure of liquidity, providing additional information on our cash earnings from on-going operations, our ability to service our long-term debt and other fixed obligations and our ability to fund continued growth with internally generated funds. Adjusted EBITDA is also considered by many financial analysts to be a meaningful indication of an entity’s ability to meet its future financial obligations. Adjusted EBITDA should not be construed as an alternative to cash flows from operating activities as determined in accordance with GAAP. Adjusted EBITDA margin is calculated by dividing Adjusted EBITDA by the sum of service and roaming revenue, which revenue amounts are determined in accordance with GAAP and presented on the face of our consolidated financial statements. We utilize Adjusted EBITDA margin as a measure of operating efficiency.

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
Average revenue per user (ARPU)	2003	2004	2003	2004
	(Dollars in thousands, except ARPU)
Service revenue	$149,825	$150,272	$429,171	$453,394
Subscriber retention credits	1,838	675	6,001	2,886

Adjusted service revenue	$151,663	$150,947	$435,172	$456,280
Average subscribers	882,469	909,468	866,515	912,080
ARPU	$57.29	$55.32	$55.80	$55.58

We believe ARPU, which calculates the average service revenue billed to an individual subscriber, is a useful measure to evaluate our past billable service revenue and assist in forecasting our future billable service revenue. ARPU is exclusive of service revenue credits made to retain existing subscribers, as these are discretionary reductions of the amount billed to a subscriber. We have no contractual obligation to issue these credits; therefore, ARPU reflects the amount subscribers have contractually agreed to pay us based on their specific usage pattern. ARPU is calculated by dividing service revenue, exclusive of service revenue credits made to existing subscribers, by our average subscriber base for the respective period. For quarterly periods, average subscribers is calculated by adding subscribers at the beginning of the quarter to subscribers at the end of the quarter and dividing by two; for year to date periods, average subscribers is calculated by adding the average subscriber amount calculated for the quarterly periods during the period and dividing by the number of quarters in the period.

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
ARPU, plus roaming revenue net of
subscriber retention costs	2003	2004	2003	2004
	(Dollars in thousands, except ARPU)
Service revenue	$149,825	$150,272	$429,171	$453,394
Roaming revenue	49,728	43,971	141,822	116,127

Service and roaming revenue	$199,553	$194,243	$570,993	$569,521
Average subscribers	882,469	909,468	866,515	912,080
ARPU	$75.38	$71.19	$73.22	$69.38

We believe ARPU, plus roaming revenue net of subscriber retention credits, which calculates the average service and roaming revenue per subscriber, provides a gauge to compare our service and roaming revenue to that of other wireless communications providers that may have significantly more or less subscribers and, therefore, more or less revenue on an aggregate basis. In addition, this metric minus cash costs per user, or CCPU, is an indicator of net cash flows generated on a per subscriber basis.

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
CCPU and CPGA	2003	2004	2003	2004
	(Dollars in thousands, except CCPU and CPGA)
Cost of service	$63,712	$63,090	$183,145	$186,032
General and administrative expense	34,425	35,210	100,755	107,720
Total cost of equipment – transactions with existing subscribers	7,837	10,339	19,012	32,667

CCPU operating expenses	105,974	108,639	302,912	326,419
Selling expense (1)	23,623	19,624	73,239	70,278
Total cost of equipment – transactions with new subscribers (1)	17,946	19,524	53,669	61,539

CPGA operating expenses	41,569	39,148	126,908	131,817
Termination benefits and other related charges	321	—	2,671	—
Non-cash compensation	6,129	4,924	23,635	16,418
Depreciation and asset disposal	40,816	43,454	111,114	124,478
Amortization	1,161	3,489	3,231	7,091

Total operating expenses	$195,970	$199,654	$570,471	$606,223
CCPU operating expenses (from above)	$105,974	$108,639	$302,912	$326,419
Equipment revenue – transactions with existing subscribers	(3,505)	(5,393)	(8,483)	(14,989)

CCPU costs, net	$102,469	$103,246	$294,429	$311,430
Average subscribers	882,469	909,468	866,515	912,080
CCPU	$38.71	$37.84	$37.75	$37.94

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
CCPU and CPGA (continued)	2003	2004	2003	2004
	(Dollars in thousands, except CCPU and CPGA)
CPGA operating expenses (from above)	$41,569	$39,148	$126,908	$131,817
Equipment revenue – transactions with new subscribers	(10,610)	(12,607)	(29,123)	(38,182)

CPGA costs, net	$30,959	$26,541	$97,785	$93,635
Gross subscriber additions	68,639	63,948	227,089	223,758
CPGA	$451	$415	$431	$418

We believe CCPU, which calculates the cash cost to operate our business on a per subscriber basis, is a useful measure to compare our subscriber costs to that of other wireless communications providers. In addition to our subscriber costs, CCPU includes the costs of other carriers’ subscribers roaming on our network. CCPU is calculated as the total of GAAP operating expenses reported on our consolidated statements of operations, less equipment revenue related to transactions with existing subscribers, depreciation and asset disposal, amortization, non-cash compensation, termination benefits and related charges and operating costs incurred to acquire new subscribers (as described below and denoted by (1) in the above table), divided by our average subscribers for the period.

We believe CPGA is a useful measure that quantifies the incremental costs to acquire a new subscriber. This measure also provides a gauge to compare our average acquisition costs per new subscriber to that of other wireless communication providers. CPGA is calculated by dividing the sum of equipment margin for handsets sold to new subscribers (equipment revenue less cost of equipment, which costs have historically exceeded the related revenue) and selling expenses related to adding new subscribers by total gross subscriber additions during the relevant period. Retail customer service expenses are excluded from CPGA, as these costs are incurred specifically for existing subscribers.